Exhibit 99.3

TRADING DATA

Item 5(c) of Amendment No. 1 to the Schedule 13D and Exhibit 99.2 to the Schedule 13D are incorporated herein by reference. Together with Item 5(c) of Amendment No. 1 to the Schedule 13D and Exhibit 99.2 to the Schedule 13D, the following table sets forth all transactions in the Common Stock of the Issuer effected in the last sixty days by the Sachem Head Funds. All such transactions were purchases or sales of shares of Common Stock effected in the open market, and the table excludes commissions paid in per share prices.

Name	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Strike Price ($)	Expiration Date
Sachem Head LP	11/1/2021	Sell	10,000	5.1310	OTC Call Option*	40.00	12/15/2023
Sachem Head LP	11/1/2021	Sell	30,000	2.6890	OTC Call Option*	50.00	12/15/2023
Sachem Head LP	11/3/2021	Buy	16,884	37.1680	OTC physically settled total return swap	N/A	11/4/2024
Sachem Head LP	11/8/2021	Buy	112,557	36.9530	OTC physically settled total return swap	N/A	11/4/2024
Sachem Head LP	11/9/2021	Buy	93,857	36.0170	OTC physically settled total return swap	N/A	11/4/2024
Sachem Head LP	11/10/2021	Buy	112,558	35.7840	OTC physically settled total return swap	N/A	11/4/2024
Sachem Head LP	11/11/2021	Buy	101,302	35.0440	OTC physically settled total return swap	N/A	11/4/2024
Sachem Head Master LP	11/1/2021	Buy	10,000	5.1310	OTC Call Option*	40.00	12/15/2023
Sachem Head Master LP	11/1/2021	Buy	30,000	2.6890	OTC Call Option*	50.00	12/15/2023
Sachem Head Master LP	11/3/2021	Buy	11,696	37.1680	OTC physically settled total return swap	N/A	11/4/2024
Sachem Head Master LP	11/8/2021	Buy	77,975	36.9530	OTC physically settled total return swap	N/A	11/4/2024
Sachem Head Master LP	11/9/2021	Buy	65,020	36.0170	OTC physically settled total return swap	N/A	11/4/2024
Sachem Head Master LP	11/10/2021	Buy	77,974	35.7840	OTC physically settled total return swap	N/A	11/4/2024
Sachem Head Master LP	11/11/2021	Buy	70,177	35.0440	OTC physically settled total return swap	N/A	11/4/2024
SH Stony Creek Master Ltd.	11/3/2021	Buy	46,420	37.1680	OTC physically settled total return swap	N/A	11/4/2024
SH Stony Creek Master Ltd.	11/8/2021	Buy	309,468	36.9530	OTC physically settled total return swap	N/A	11/4/2024
SH Stony Creek Master Ltd.	11/9/2021	Buy	258,053	36.0170	OTC physically settled total return swap	N/A	11/4/2024
SH Stony Creek Master Ltd.	11/10/2021	Buy	309,468	35.7840	OTC physically settled total return swap	N/A	11/4/2024
SH Stony Creek Master Ltd.	11/11/2021	Buy	278,521	35.0440	OTC physically settled toal return swap	N/A	11/4/2024
SH Sagamore Master VIII Ltd.	11/23/2021	Buy	260,000	34.7540	Common Stock	N/A	N/A
SH Sagamore Master VIII Ltd.	11/29/2021	Buy	500,000	32.9040	Common Stock	N/A	N/A

* Trade represents a rebalancing transaction.